EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No.’s 333-83551, 333-99979 and 333-128213) and Form S-8 (File No.’s 33-19652, 33-44103, 33-49724, 33-53542, 33-64323, 333-38166 and 333-39584) of Unit Corporation of our report dated March 13, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

March 13, 2006